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                         AGREEMENT AND  PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER ("PLAN" or "MERGER AGREEMENT") dated as of September 30, 1996, between WORLDLINK ACQUISITION CORP., a Georgia corporation ("NEWCO"), and WORLD LINK COMMUNICATIONS, INC., a Georgia corporation ("WORLDLINK"). Newco and Worldlink are hereinafter collectively referred to as the "CONSTITUENT CORPORATIONS."

                                    RECITALS:

     WHEREAS, Newco is a corporation duly organized and existing under the laws of the State of Georgia, having filed its Articles of Incorporation in the office of the Secretary of State of Georgia on August 20, 1996, and having total authorized capital stock of 1,000 shares of common stock, $.01 par value ("NEWCO STOCK"), of which 1,000 shares are issued and outstanding and owned by Charter Communications International, Inc., a Nevada corporation ("CHARTER"); and

     WHEREAS, Worldlink is a corporation duly organized and existing under the laws of the State of Georgia, having filed its Articles of Incorporation in the office of the Secretary of State of Georgia on June 10, 1992, and having an authorized capital stock of (i) 100,000 shares of common stock having no par value ("WORLDLINK COMMON STOCK"), of which 1,016 shares are issued and outstanding.

     WHEREAS, the respective Boards of Directors of the Constituent Corporations deem it advisable and in the best interests of the Constituent Corporations and their shareholders that Newco be merged with and into Worldlink, which shall be the surviving corporation, as authorized by the statutes of the State of Georgia and pursuant to the terms and conditions hereinafter set forth, and each such Board has duly approved this Agreement and Plan of Merger;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for the purpose of setting forth the terms of the merger (the "MERGER") provided by this Merger Agreement, the mode of carrying the same into effect and such other details and provisions as are deemed necessary or desirable, the parties hereto have agreed and do hereby agree, subject to the approval or adoption of this Merger Agreement by the requisite vote of the shareholders of each Constituent Corporation, and subject to the conditions hereinafter set forth, as follows:

                                   ARTICLE I

                                   THE MERGER

          SECTION 1.01. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Georgia Law, at the Effective Time (as defined in Section 1.02), Newco shall be merged with and into Worldlink. As a result of the Merger, the separate corporate existence of Newco shall cease and Worldlink shall continue as the surviving corporation in the Merger (the "SURVIVING CORPORATION"). The name of the Surviving Corporation shall be "Worldlink Communications, Inc."

          SECTION 1.02. EFFECTIVE TIME. As promptly as practicable after the approval hereof by the shareholders of each Constituent Corporation and the execution and delivery of this Agreement by each of the parties hereto, the parties hereto shall cause the Merger to be consummated by filing of articles of merger (the "ARTICLES OF MERGER") with the Secretary of State of the State of Georgia, in such form as required by, and executed in accordance with the relevant provisions of, Georgia Law (the date and time of such filing being the "EFFECTIVE TIME").

          SECTION 1.03. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger


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shall be as provided in the applicable provisions of Georgia Law.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Newco and Worldlink shall vest in the Surviving Corporation, and all debts, liabilities and duties of Newco and Worldlink shall become the debts, liabilities and duties of the Surviving Corporation.

          SECTION 1.04. ARTICLES OF INCORPORATION; BYLAWS. At the Effective Time, the Articles of Incorporation and the Bylaws of Worldlink, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and the Bylaws of the Surviving Corporation; PROVIDED THAT Articles I and II of the Articles of Incorporation of Worldlink shall be amended as follows to reflect that, after the Merger, the name of Worldlink shall be changed to "Worldlink Communications, Inc." and the capitalization of Worldlink shall be 1,000 shares of Common Stock issued to and outstanding in the name of Charter:

                                       I.

          The name of the corporation is:

                     WorldLink Communications, Inc.

                                      II.

          "The total number of shares of all classes of stock which the corporation shall be authorized to issue is one thousand (1,000) shares of common stock, $.01 par value per share."

          SECTION 1.05. DIRECTORS AND OFFICERS. The directors of Worldlink immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of Worldlink immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.


                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

          SECTION 2.01. CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of Newco, Worldlink or the holders of any of the following securities:

          (a) all shares of Worldlink Common Stock issued and outstanding immediately prior to the Effective Time, excluding any treasury shares held by Worldlink and Dissenting Shares (as defined in Section 2.04), if any, and all warrants and options of Worldlink representing the right to purchase Worldlink Common Stock, if any, outstanding immediately prior to the Effective Time ("WORLDLINK WARRANT"), shall be converted, on a pro rata basis, into the right to receive one million eight hundred and fifty (1,850,000) shares of fully paid, nonassessable shares of common stock, par value $.00001 per share, of Charter ("CHARTER COMMON STOCK"), with Worldlink Common Stock being converted into Charter Common Stock and Worldlink Warrants being converted into warrant to purchase Charter Common Stock ("CHARTER WARRANT"); on a per share or per warrant basis, such conversion shall be calculated as set forth in this Subsection in accordance with the Common Stock Exchange Ratio (as defined herein) as follows:


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               (i)  Each share of common stock, $.001 par value per share, of
     Worldlink Common Stock issued and outstanding immediately prior to the Effective Time, excluding any treasury shares held by Worldlink, shares held by Charter and Dissenting Shares (as defined in Section 2.04), if any, shall be converted into the right to receive 1,820.866 shares (the "COMMON STOCK EXCHANGE RATIO") of fully paid, nonassessable shares of common stock, par value $.00001 per share, of Charter Common Stock; such Common Stock Exchange Ratio being determined by dividing 1,850,000 shares of Charter Common Stock by the total number of outstanding shares of Worldlink Common Stock issued and outstanding or represented by an Worldlink Warrant outstanding immediately prior to the Effective Time, which number equals 1,016; such Common Stock Exchange Ratio shall be modified as necessary to properly effectuate the conversion as set forth in this Section.

               (ii) Each Worldlink Warrant outstanding immediately prior to the Effective Time ("WORLDLINK WARRANTS") shall be converted into a Charter Warrant exercisable for that number of shares of Charter Common Stock equal to the product of the number of shares of Worldlink Common Stock covered by Worldlink Warrants immediately prior to the Effective Time multiplied by the Common Stock Exchange Ratio rounded up to the nearest whole number of shares of Charter Common Stock, and the per share exercise price for the shares of Charter Common Stock. The date of grant of a Charter Warrant issued in exchange for a Worldlink Warrant shall be deemed to be the date on which such Worldlink Warrant was originally granted. Charter Warrants issued in exchange for Worldlink Warrants pursuant hereto shall have a per share exercise price equal to the total of the exercise price for the Worldlink Warrant multiplied by the total number of shares of Worldlink Common Stock covered by the Worldlink Warrant divided by the total number of shares of Charter Common Stock covered by the Charter Warrant issued in exchange for such Worldlink Warrant. Charter Warrants issued in exchange for Worldlink Warrants pursuant hereto shall have the same vesting dates and shall vest on such dates in the same proportion of the total as the Worldlink Warrants exchanged for such Charter Warrants.

          (b) All shares of Worldlink Stock and each Worldlink Warrant shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such Worldlink Stock and each Worldlink Warrant shall thereafter represent the right to receive the Merger Consideration (as defined in Section 2.02(b) below). The holders of such certificates previously evidencing such shares of Worldlink Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Worldlink Stock, except as otherwise provided herein or by law. Such certificates previously evidencing shares of Worldlink Common Stock shall be exchanged for certificates evidencing shares of Charter Common Stock issued in consideration therefor in accordance with the allocation procedures of this Section 2.01 and upon the surrender of such certificates in accordance with the provisions of Section 2.02. Each Worldlink Warrant shall be exchanged for a Charter Warrant in accordance with the provisions of Section 2.02.

          (c) Each share of Worldlink Stock held in the treasury of Worldlink and each share of Worldlink Stock owned by Charter or any direct or indirect wholly owned subsidiary of Charter or of Worldlink immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

          SECTION 2.02. EXCHANGE OF CERTIFICATES; WARRANTS. (a) EXCHANGE AGENT. As of the date hereof, Newco has deposited, or caused to be deposited, with Corporate Stock Transfer (the "EXCHANGE AGENT"), for the benefit of the holders of shares of Worldlink Stock, for exchange in accordance with this
Article II through the Exchange Agent (i) certificates evidencing such number of shares of Charter Common Stock equal to the Common Stock Exchange Ratio multiplied by the number of shares of Worldlink Common Stock; and (ii) Charter Warrants evidencing the right to


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purchase such number of shares of Charter Common Stock equal to the Common
Stock Exchange Ratio multiplied by the number of shares of Worldlink Common Stock represented by Worldlink Warrants at an exercise price determined in accordance with Section 2.01(c). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Charter Stock and Charter Warrants to the holders of Worldlink Stock and Worldlink Warrants.

          (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, Worldlink will instruct the Exchange Agent to mail to each holder of record of Worldlink Stock or Worldlink Warrants which immediately prior to the Effective Time evidenced outstanding shares of Worldlink Stock (other than Dissenting Shares) or outstanding Worldlink Warrants (such stock certificates and documents evidencing Worldlink Warrants being collectively, the "CERTIFICATES"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Worldlink may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing shares of Charter Stock or Charter Warrants. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (i) certificates evidencing that number of shares of Charter Common Stock which such holder has the right to receive in respect of the shares of Worldlink Common Stock, and (ii) a Charter Warrant evidencing the right to purchase that number of shares of Charter Common Stock which such holder has the right to receive in respect of Worldlink Warrants in each case in accordance with Section 2.01 (such Charter Common Stock and Charter Warrants being collectively, the "MERGER CONSIDERATION") and the Certificates so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Worldlink Stock or a Worldlink Warrant which transfer is not registered in the transfer records of Worldlink, a certificate evidencing the proper number of shares of Charter Common Stock or a Charter Warrant, as appropriate, may be issued in accordance with this Article II to a transferee if the Certificate evidencing such Worldlink Common Stock or Worldlink Warrant is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated in this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive, upon such surrender, the Merger Consideration.

          (c) NO FURTHER RIGHTS IN WORLDLINK COMMON STOCK OR WORLDLINK WARRANTS. All Charter Common Stock and Charter Warrants issued upon conversion of Worldlink Common Stock or Worldlink Warrants in accordance with the terms hereof shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such Worldlink Common Stock and Worldlink Warrants.

          SECTION 2.03. STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of Worldlink shall be closed and there shall be no further registration of transfers of shares of Worldlink Stock thereafter on the records of Worldlink. On or after the Effective Time, any Certificates presented to the Exchange Agent for any reason shall be converted into the Merger Consideration.

          SECTION 2.04. DISSENTING SHARES. If required under Georgia Law, notwithstanding any other provisions of this Agreement to the contrary, shares of Worldlink Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Articles 14-2-1301 through 14-2-1332 (collectively, the "DISSENTING SHARES") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders shall be entitled to receive payment of the appraised value of such shares of Worldlink Stock held by them in accordance with the provisions of such sections of Georgia Law, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who


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effectively shall have withdrawn or lost their rights to appraisal of such shares of Worldlink Stock under such sections of Georgia Law shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive shares of Charter Common Stock, upon surrender, in the manner provided in Section 2.02, of the certificate or certificates that formerly evidenced such shares of Worldlink Stock.

                                   ARTICLE III

                    APPROVAL AND EFFECTIVE TIME OF THE MERGER

     The Merger shall become effective when the Articles of Merger are filed and recorded in the office of the Secretary of State of the State of Georgia.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

          (a) For the convenience of the parties, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument.

          (b) It is the intention of the parties that the internal laws, and not the laws of conflicts, of the State of Georgia shall govern the enforceability and validity of this Merger Agreement, the construction of its terms and the interpretation of the rights and duties of the parties; PROVIDED, HOWEVER, that with respect to matters of law concerning the internal affairs of any entity that is a party to or the subject of this Merger Agreement the law of the jurisdiction of organization of such entity shall govern.

          (c) This Merger Agreement may not be altered or amended except pursuant to an instrument in writing signed on behalf of the parties hereto.

     IN WITNESS WHEREOF, Worldlink has caused this Merger Agreement to be signed by its President and attested by its Secretary and its corporate seal to be affixed hereto pursuant to authorization contained in a resolution adopted by its Board of Directors approving this Merger Agreement, and Newco has caused this Merger Agreement to be signed by its President and attested by its Secretary and its corporate seal to be affixed hereto pursuant to authorization contained in a resolution adopted by its Board of Directors approving this Merger Agreement, all on the date first above written.

                           [Signature pages to follow]

                                       WORLDLINK COMMUNICATIONS,
                                       INC.
ATTEST:


By /s/ Franklin Oher                   By  /s/ J. Fred Nort
   ------------------------------          ----------------------------------
       Franklin Oher                           J. Fred Nort,



ATTEST:                                WORLDLINK ACQUISITION CORP.


By /s/ Anna Sterling                   By  /s/ David G. Olson
   ------------------------------          ----------------------------------
       Anna Sterling, Secretary                 David G. Olson, President

                               ARTICLES OF MERGER
                                       OF
                         WORLDLINK ACQUISITION CORP. AND
                         WORLD LINK COMMUNICATIONS INC.


     The undersigned officer of the Surviving Corporation to a Plan of Merger submits the following Articles of Merger pursuant to the provisions of the Georgia Business Corporation Code ("GBCC").

                                    ARTICLE I

                                      NAME

     The name and place of incorporation of each constituent corporation is:

     A. WORLDLINK ACQUISITION CORP., a Georgia corporation (the "DISAPPEARING CORPORATION");

     B. WORLD LINK COMMUNICATIONS, INC., a Georgia corporation (the "SURVIVING CORPORATION").

                                   ARTICLE II

                         ADOPTION OF THE PLAN OF MERGER

     The respective Boards of Directors of the Surviving Corporation and the Disappearing Corporation have duly and validly adopted the Plan of Merger, containing the information required by Article 14-2-1101 et seq. of the GBCC which has been adopted by the board of directors of each corporation that is a party to the merger. Attached hereto and incorporated herein for all purposes is a true and correct copy of the Plan of Merger.

                                   ARTICLE III

                                OUTSTANDING STOCK

     On the date of notice of the special meeting called to consider the Plan of Merger, there were outstanding shares of stock in the constituent corporations the numbers and designations of which are as follows:

     A. The Surviving Corporation had One Thousand and Sixteen (1,016) outstanding shares of common stock having no par value per share, each share being entitled to one (1) vote for a total of One Thousand and Sixteen (1,016) votes entitled to be cast for or against the Plan of Merger;

     B. The Disappearing Corporation had One Thousand (1,000) outstanding shares of common stock, par value $.01 per share, each share being entitled to one (1) vote for a total of One Thousand (1,000) votes entitled to be cast for or against the Plan of Merger.

                                   ARTICLE IV

                              STOCKHOLDER APPROVAL

     The Plan of Merger was duly submitted to the stockholders of the Surviving Corporation, in accordance with GBCC, and the stockholders of the Disappearing Corporation in accordance with the GBCC, and approved thereby. The stockholders of the Surviving Corporation cast One Thousand and Sixteen (1,016) in favor and no (0) votes against the Plan of Merger and the stockholders of the Disappearing Corporation cast One Thousand (1,000) votes in favor and no (0) votes against the Plan of Merger which votes cast in favor thereof are of a sufficient number for the approval of the Plan of Merger by the constituent corporations.

                                    ARTICLE V

                   AMENDMENTS TO THE ARTICLES OF INCORPORATION
                          OF THE SURVIVING CORPORATION

     The Articles of Incorporation of the Surviving Corporation shall continue as the Articles of Incorporation of the Surviving Corporation in all respects; except, that on the effective date of the Merger, Articles I and II of the Articles of Incorporation of the Surviving Corporation shall be amended to read as follows:

                                      I.

          The name of the corporation is:

                WorldLink Communications, Inc.

                                      II.

          "The total number of shares of all classes of stock which the corporation shall be authorized to issue is one thousand (1,000) shares of common stock, $.01 par value per share."

                                   ARTICLE VI

                                 PLAN OF MERGER

     A. The entire Plan of Merger is on file at the Surviving Corporation's principal place of business at 4360 Chamblee Dunwoody Road, Suite 430, Atlanta, Georgia 30341.

     B. A copy of the Plan of Merger shall be furnished, on request and without cost, to any stockholder of a corporation which is a party to the merger.

                                   ARTICLE VI

                                 EFFECTIVE DATE

     The effective date of the Plan of Merger shall be the date when these Articles of Merger are filed and recorded.

     IN WITNESS WHEREOF, the undersigned President and Secretary of the Surviving Corporation, execute these Articles of Merger and verify that the statements contained herein are true and complete and are the act and deed of the constituent corporations this the 30th day of September, 1996.

                                       WORLDLINK COMMUNICATIONS
                                       INC.


                                       /s/ J. Fred Nort
                                       --------------------------------------
                                           J. Fred Nort,